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                                                                     EXHIBIT 9.2


                        FORM OF PARENT VOTING AGREEMENT

      This Voting Agreement ("AGREEMENT") is made and entered into as of October 13, 1998, between DataWorks Corporation, a Delaware corporation (the "COMPANY"), and the undersigned stockholder ("STOCKHOLDER") of Platinum Software Corporation, a Delaware corporation ("PARENT").

                                    RECITALS

      A. Concurrently with the execution of this Agreement, Parent, the Company and Zoo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger
(the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Merger Agreement.

      B. The Stockholder is the record holder of such number or outstanding shares of Common Stock of Parent as is indicated on the final page of this Agreement. In addition, the Stockholder holds options, warrants and other rights to acquire such number of shares of capital stock of Parent as is indicated on the final page of this Agreement.

      C. As a material inducement to enter into the Merger Agreement, the Company desires the Stockholder to agree, and the Stockholder is willing to agree, to vote the Shares (as defined below) and other such shares of capital stock of Parent over which Stockholder has voting power so as to facilitate consummation of the Merger.

      NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

      1.  Agreement to Vote Shares; Additional Purchases.

            1.1 Agreement to Vote Shares. Until the termination of this Agreement pursuant to Section 6 below, at every meeting of the stockholders of Parent called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following, Stockholder shall cause the Shares and any New Shares (as defined below) to be voted in favor of approval of the issuance of shares of Parent's Common Stock (the "PARENT COMMON STOCK"), to the stockholders of the Company pursuant to the Merger Agreement.

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          1.2 Definitions. For purposes of this Agreement:

     "Shares" shall mean all issued and outstanding shares of Common Stock and Series C Preferred Stock of Parent owned of record or beneficially (over which beneficially-owned shares the Stockholder exercises voting power) by the Stockholder as of the record date for persons entitled (a) to receive notice of, and to vote at the meeting of the stockholders of Parent called for the purpose of voting on the matter referred to in Section 1.1, or (b) to take action by written consent of the stockholders of Parent with respect to the matter referred to in Section 1.1.

     "Subject Securities" shall mean: (i) all securities of Parent (including all shares of Parent Capital Stock and all options, warrants and other rights to acquire shares of Parent Capital Stock) beneficially owned by Stockholder as of the date of this Agreement; and (ii) all additional securities of Parent (including all additional shares of Parent Capital Stock and all additional options, warrants and other rights to acquire shares of Parent Capital Stock) of which Stockholder acquires ownership during the period from the date of this Agreement through the termination of this Agreement pursuant to Section 6 below.

     A person shall be deemed to have affected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

          1.3 Additional Purchases. Stockholder agrees that any shares of capital stock of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (over which benefically-owned shares the Stockholder exercises voting power) after the execution of this Agreement and prior to the date of termination of this Agreement ("New Shares") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

          1.4 Transferee of Subject Securities to be Bound by this Agreement. Stockholder agrees that, during the period from the date of this Agreement through the termination of this Agreement pursuant to Section 6 below, Stockholder shall not cause or permit any Transfer of any of the Subject Securities to be effected unless such Transfer is in accordance with any affiliate agreement between Stockholder and the Company contemplated by the Merger Agreement to which such Stockholder is bound and each person to which any of such Subject Securities, or any interest in any of such Subject Securities, is or may be transferred shall have: (a) executed a counterpart of this Agreement and the Proxy (defined below) (with such modifications as the Company may reasonably request); and (b) agreed in writing to hold such Subject Securities (or interest in such Subject Securities) subject to all of the terms and provisions of this Agreement.

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     2. Irrevocable Proxy. Concurrently with the execution of this Agreement,
Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "PROXY"), which shall be irrevocable, with respect to the Shares.

     3. Representations and Warranties of the Stockholder. Stockholder (i) is the owner of the shares of capital stock of Parent, and the options, warrants and other rights to acquire shares of capital stock of Parent, indicated on the final page of this Agreement, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any securities of the Company other than the shares of capital stock of Parent, and options, warrants and other rights to acquire shares of capital stock of Parent, indicate on the final page of this Agreement; and
(iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

     4. Additional Documents. Stockholder and the Company hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of the Company or Stockholder, as the case may be, to carry out the intent of this Agreement.

     5. Consent and Waiver. Stockholder (not in his capacity as a director or officer of Parent) hereby gives any consents or waivers that are reasonably required for the issuance of the Parent Common Stock under the terms of any agreements to which Stockholder is a party or pursuant to any rights Stockholder may have.

     6. Termination. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof.

     7. Miscellaneous.

          7.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          7.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          7.3 Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

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        7.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.

        7.5 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

        If to Parent:           DataWorks Corporation
                                5910 Pacific Center Boulevard
                                Suite 300
                                San Diego, CA 92121
                                Attn: General Counsel


        With a copy to:         Cooley Godward LLP
                                4365 Executive Drive
                                Suite 1100
                                San Diego, CA 92121
                                Attn: Frederick T. Muto, Esq.


        If to the Stockholder:  To the address for notice set forth on last page hereof.

        With a copy to:         Wilson Sonsini Goodrich & Rosati, P.C.
                                650 Page Mill Road
                                Palo Alto, California 94304
                                Attn: Larry W. Sonsini, Esq.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

        7.6 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to the principles of conflict of laws thereof).

        7.7 Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

        7.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.



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          7.9  Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.




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     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                                     COMPANY

                                     By:
                                           -----------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                           -----------------------------------

                                     STOCKHOLDER:

                                     By:
                                           -----------------------------------
                                     Name:
                                           -----------------------------------
                                     Title:
                                           -----------------------------------

                                     Stockholder's Address for Notice:

                                     -----------------------------------------

                                     -----------------------------------------

                                     -----------------------------------------

                                             Outstanding Shares of Common
                                     ------- Stock of the Company

                                             Outstanding Shares of Series C
                                     ------- Preferred Stock of the Company

                                             Outstanding Shares of Common
                                     ------- Stock of the Company subject to
                                             outstanding stock options


                             ***VOTING AGREEMENT***


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                                   EXHIBIT A

                               IRREVOCABLE PROXY

     The undersigned Stockholder of Platinum Software Corporation, a Delaware corporation ("PARENT"), hereby irrevocably appoints the directors on the Board of Directors of DataWorks Corporation, a Delaware corporation (the "COMPANY"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the voting of the Shares and the New Shares (each as defined in the Voting Agreement of even date between the Company and the Stockholder (the "VOTING AGREEMENT")) on the matter described below (and on no other matter), until such time as that certain Agreement and Plan of Reorganization dated as of October 13, 1998 (the "MERGER AGREEMENT"), among Parent, Zoo Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) becomes effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Voting Agreement and is granted in consideration of the Company entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to the earlier of termination of the Merger Agreement and the date on which the Merger becomes effective to exercise all voting rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of Parent's stockholders, and in every written consent in lieu of such a meeting, or otherwise, to vote the Shares in favor of approval of the issuance of shares of parent Common Stock to the stockholders of the Company pursuant to the Merger Agreement.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to the earlier of termination of the Merger Agreement and the date on which the Merger becomes effective, at every annual, special or adjourned meeting of the Stockholders of the Company and in every written consent in lieu of such meeting, in favor of approval of the issuance of shares of Parent Common Stock to the stockholders of the Company pursuant to the Merger Agreement. The undersigned stockholder may vote the Shares on all other matters.

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     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

          This proxy is irrevocable.

Dated:    October 13, 1998

          Signature of Stockholder:
                                      ------------------------------

          Print name of Stockholder:
                                      ------------------------------


                                  ***PROXY***


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